                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of Dura Automotive Systems, Inc. of our report dated February 19, 1998 appearing on page 16 of Excel Industries, Inc.'s Annual Report on Form 10-K for the year ended December 27, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 39 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana

January 27, 1999